UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 2, 2017

COVANTA HOLDING CORPORATION
(Exact name of Registrant as Specified in Its Charter)
________________________________________________________

Delaware	1-06732	95-6021257
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

445 South Street Morristown, New Jersey		07960
(Address of principal executive offices)		(Zip Code)

(862) 345-5000
(Registrant’s telephone number, including area code)
________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)
On March 2, 2017, the Board of Directors of the Company appointed Manpreet Grewal, 38, as the Company’s Vice-President and Chief Accounting Officer, effective immediately. Since 2003, Mr. Grewal served in a variety of positions with Tyco International plc (NYSE: TYC; “Tyco International”) which merged with Johnson Controls International plc (NYSE:JCI; “Johnson”) in September 2016 with Johnson as the surviving company. Mr. Grewal was Senior Global Director, Internal Audit at Tyco International since January 2014 and at Johnson since September 2016 where he led the global financial and operational audit team. From July 2012 through Dec 2013, he was Senior Manager, Accounting Research & Shared Processes - Tyco International. From July 2013 until Dec 2013, he also served as (Interim) Finance Controller - Tyco / ADT South Africa. He was Senior Manager, Financial Planning & Analysis - Tyco International from May 2010 through June 2012. Mr. Grewal holds Certified Public Accountant, Certified Management Accountant and Certified Fraud Examiner designations. Mr. Grewal graduated with a Bachelor's of Commerce degree in Finance and Accounting from Punjabi University Patiala in Punjab, India.

As a result of Mr. Grewal's appointment, he is eligible to participate in the Company’s Severance Plan for Senior Officers. For more information on the Company’s Severance Plan for Senior Officers, see “Executive Compensation” in the Company’s 2016 Proxy Statement filed with the Securities and Exchange Commission on March 24, 2016 Meeting held on May 5, 2016, filed with the SEC on March 24, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 6, 2017

COVANTA HOLDING CORPORATION
(Registrant)

By:	/s/ Timothy J. Simpson
Name:	Timothy J. Simpson
Title:	Executive Vice President, General Counsel and Secretary